CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETED ASTERISKS [*], HAS BEEN OMITTED PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED BECAUSE IT IS BOTH (I) NOT MATERIAL and (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

FIRST AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of April 20, 2020, is made by and among Advanced Emissions Solutions, Inc., a Delaware corporation (the “Debtor”), the subsidiaries of Debtor set forth on the signature pages hereto, as guarantors (the “Guarantors”, and collectively, with the Debtor, the “Loan Parties”), the lenders set forth on the signature pages hereto (the “Lenders”) and The Bank of New York Mellon, as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement (defined below).
WHEREAS, the Debtor, the Guarantors, the Administrative Agent and the Lenders are parties to that certain Term Loan and Security Agreement dated as of December 7, 2018 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”);
WHEREAS, the Debtor has notified the Administrative Agent and the Lenders that it has applied for a loan in the amount of $3,300,000 under the SBA Payment Protection Program promulgated as part of the Cares Act in connection with the Covid-19 pandemic (the “Requested PPP Loan”);
WHEREAS, the ability of the Debtor to accept the Requested PPP Loan requires certain amendments to the Loan Agreement; and
WHEREAS, the Administrative Agent and the Lenders have agreed to such amendments on the terms and conditions set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend the Loan Agreement as follows:

1.	Amendments to the Loan Agreement.

(a)	Section 1.1 of the Loan Agreement is hereby amended by deleting clause (c) of the definition of Permitted Indebtedness and replacing it in its entirety with the following:
“(c)    any loan under the SBA Payment Protection Program promulgated as part of the Cares Act in connection with the Covid-19 pandemic in an amount not to exceed $3,300,000, to the extent and so long as: (i) such loan is received by the Debtor on or before April 24, 2020, (ii) the proceeds of the loan are used by the Debtor solely for the payment of (A) salary, wages, commissions or tips (capped at $100,000 on an annualized basis for each employee), (B) employee benefits including costs for vacation, parental, family, medical or sick leave, allowance for separation or dismissal, payments required for the provisions of group health care benefits including insurance premiums and payment of any retirement benefit, (C) state and local taxes assessed on compensation, (D) interest on any mortgage obligation of the Debtor incurred before February 15, 2020, (E) amounts owed under lease agreements in force before February 15, 2020, and (F) amounts owed with respect to utility services that began before February 15, 2020, in each case, incurred during the eight (8) week period after the loan is funded to the Debtor; provided that not more than 25% of such proceeds are used for any purpose other than those set forth in (A)-(C) above, (iii) the Debtor’s employee and compensation levels are maintained, at all times prior to the forgiveness of the loan in accordance with the terms of the SBA Payment Protection Program, [*], (iv) the Debtor enacts sufficient internal controls to monitor the use of the proceeds of the loan in accordance with the SBA Payment Protection Program in order to obtain forgiveness thereof consistent with clause (iii) above; and (v) the Debtor at all times complies with all other provisions of the SBA Payment Protection Program applicable to the loan.”

2.
Waiver. In connection with this Amendment, Borrower has notified the Administrative Agent and the Lenders that it failed to notify the Administrative Agent and the Lenders, as required by the Loan Agreement, of the acquisition by Five Forks Mining, LLC of approximately 100 acres in Natchitoches Parish, Louisiana, pursuant to that certain Cash Sale Deed dated as of November 21, 2019, by and among Five Forks Mining, LLC, as buyer, and Ewing Minerals, L.L.C. and various other parties, collectively as sellers (the “Acquisition”). Such notice failure with respect to the Acquisition is an Event of Default under the Loan Agreement and Borrower has requested that the Administrative Agent and the Lenders waive such Event of Default. The Administrative Agent and the Lenders hereby grant such waiver (the “Subject Waiver”), subject to the condition that if at any time prior to the repayment in full of the Obligations, the Lenders request that the property acquired through the Acquisition be mortgaged, the Loan Parties will cause such properties to be mortgaged in favor of the Administrative Agent, for the benefit of itself and the Lenders, within thirty (30) days of such request.

3.
Amendments to Other Loan Documents. All references in the Loan Documents to the Loan Agreement shall henceforth include references to such agreement as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, or increased.

4.	Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent.

(a)	The Administrative Agent shall have received duly executed counterparts of this Amendment.

(b)	No Default or Event of Default (other than the Event of Default that is the subject of the Subject Waiver) shall exist or would result from the execution of this Amendment.

(c)
Each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof as if made on and as of such date, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

5.	Representations and Warranties. As of the date hereof, each of the Loan Parties hereby represents as follows:

(a)
Each of the Loan Parties has the power and authority and the legal right, to execute, deliver and perform this Amendment and has taken all necessary action to authorize this Amendment and the execution thereof. The execution, delivery and performance of this Amendment will not violate any Requirements of Law, any Company Document or any contractual obligation of the Loan Parties.

(b)	Each of the Loan Parties represents and warrants that each of the representations and warranties contained in Article IV of the Loan Agreement are true and correct in all material respects on and as of the date hereof, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

6.
Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment shall be governed by, and construed in accordance with, the law of the State of New York and subject, for all purposes, to Section 9.15 of the Loan Agreement, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

7.
ENTIRETIES. THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8.	Parties. This Amendment shall be binding upon and inure to the benefit of the Administrative Agent, the Lenders and the Loan Parties, and their respective permitted successors and assigns.

9.	Loan Document. Each party hereto acknowledges and agrees that this Amendment shall be a Loan Document.

10.	Administrative Agent.

(a)
The parties hereto agree that the Administrative Agent shall be afforded all of the rights, protections, indemnities, immunities and privileges afforded to it under the Loan Agreement in connection with its execution of this Amendment and the performance of its obligations hereunder.

(b) The undersigned Lenders, constituting Required Lenders, hereby authorize and direct the Administrative Agent to execute this Amendment and perform its obligations hereunder.

[Signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties as of the date and year first written above.

DEBTOR:

ADVANCED EMISSIONS SOLUTIONS, INC.

By:	/s/ Greg Marken
Name:	Greg Marken
Title:	Chief Financial Officer

GUARANTORS:

ADA-ES, INC.

By:	/s/ Greg Marken
Name:	Greg Marken
Title:	Treasurer & Secretary

ADA CARBON SOLUTIONS, LLC

By:	/s/ Greg Marken
Name:	Greg Marken
Title:	Treasurer & Secretary

ADA CARBON SOLUTIONS (OPERATIONS), LLC

By:	/s/ Greg Marken
Name:	Greg Marken
Title:	Treasurer & Secretary

FIVE FORKS MINING, LLC

By:	/s/ Greg Marken
Name:	Greg Marken
Title:	Treasurer & Secretary

ADA CARBON SOLUTIONS (RED RIVER), LLC

By:	/s/ Greg Marken
Name:	Greg Marken
Title:	Treasurer & Secretary

CRAWFOOT SUPPLY COMPANY, LLC

By:	/s/ Greg Marken
Name:	Greg Marken
Title:	Treasurer & Secretary

CARBPURE TECHNOLOGIES, LLC

By:	/s/ Greg Marken
Name:	Greg Marken
Title:	Treasurer & Secretary

AGENT:

THE BANK OF NEW YORK MELLON

By:	/s/ Latoya S Elvin
Name:	Latoya S Elvin
Title:	Vice President